Exhibit 99.1

Rigetti Computing Reports First Quarter 2022 Financial Results and Provides Business Update

•	Adds Chief Revenue Officer and Vice President of Product to management bench.

•	Further invests in technical talent, development projects, and sales pipeline for new business growth phase.

•	Announces anticipated launch of next-generation single-chip 84-qubit quantum computer expected in 2023 and 336-qubit multi-chip processor expected later in 2023.

BERKELEY, Calif., May 16, 2022 (GLOBE NEWSWIRE) — Rigetti Computing, Inc. (Nasdaq: RGTI) (“Rigetti” or the “Company”), a pioneer in full-stack quantum-classical computing, today announced its financial results for the first quarter of fiscal year 2022 and provided business updates.

“Rigetti delivered in the first quarter of 2022 to lay the foundation for our next growth phase,” said Chad Rigetti, founder and CEO of the Company. “We are excited to announce the anticipated launches of our next-generation single-chip 84-qubit quantum computer expected in 2023 and 336-qubit multi-chip processor expected later in 2023. As key touchpoints along our broader roadmap, we believe these machines will deliver increased performance across the key dimensions of speed, scale, and fidelity.

“Rigetti’s technology is nine years in the making, and we believe we are at an opportunity rich period of time. Our entrance to the public markets in March was another exciting milestone that has provided us with additional funding resources and increased brand recognition. I am incredibly grateful to our team whose deep technical expertise and powerful mission-driven focus is showing the world quantum’s promise,” concluded Rigetti.

Financial Results for the First Quarter of Fiscal Year 2022

Revenue for the first quarter of fiscal year 2022 was $2.1 million, compared with $2.4 million in the prior year period. The year-over-year decline was due to the completion of the first phase of a large government agency project in the first quarter of 2021. The second phase of this project is expected to begin in 2022. The Company currently generates the majority of its revenues from development contracts with government agencies, and it expects this to continue over at least the next few years as the Company develops and grows its Quantum Cloud Services (QCaaS) business. Cost of revenue for the quarter was $0.4 million, compared with $0.3 million in the prior year period, mainly due to employee-related costs.

Total gross profit in the first quarter of 2022 was $1.7 million, compared with $2.1 million in the prior year period. Gross margin in the first quarter of 2022 was 80.3%, compared with 88.4% in the prior year period and remaining essentially flat when compared with the Company’s full 2021 fiscal year.

Total GAAP operating expenses for the first quarter of 2022 were $25.5 million, compared with $9.8 million in the prior year period. The year-over-year increase in total GAAP operating expenses was mainly due to higher research and development expenses and general and administrative expenses. Total GAAP operating expenses in the first quarter of 2022 included a one-time deal bonus of $2.0 million in the aggregate to certain employees, resulting from the Company’s successful business combination close, and significantly higher stock compensation expenses of $11.5 million, versus $0.6 million in the first quarter of 2021. The majority of the year-over-year increase in stock compensation was driven by the Company’s successful business combination close.

Non-GAAP operating expenses1 for the first quarter of 2022 were $15.6 million, compared with $8.0 million in the prior year period. The Company is providing non-GAAP operating expenses as this metric removes depreciation, stock-based compensation and change in fair value of a forward contract liability, which the Company believes makes it a useful comparative metric for investors. Non-GAAP operating expenses include an aggregate of $2.0 million in one-time deal bonuses to certain employees in connection with the business combination close.

[1]

Non-GAAP operating expenses is a non-GAAP financial measure. For a description of Non-GAAP operating expenses and a reconciliation to GAAP operating expenses, the closest comparable GAAP financial measure, refer to “Non-GAAP Financial Measures” below and the reconciliation table at the end of this release.

Net GAAP loss for the first quarter of 2022 was $10.5 million, or $0.20 per share, compared with $7.8 million, or $0.36 per share, in the prior year period.

Adjusted EBITDA2, which excludes depreciation, stock compensation, interest expense (net), change in fair value of derivative warrant liabilities, change in fair value of forward contract agreement liability, change in fair value of earn-out liability, and merger-related transaction costs, was a loss of $13.9 million in the first quarter of 2022, versus a loss of $6.0 million in the prior year period.

The Company had cash and cash equivalents of $206.6 million as of March 31, 2022, compared with $11.7 million as of December 31, 2021. The increase in cash and cash equivalents was the result of the Company’s successful closing of its business combination with Supernova Partners Acquisition Company II, Ltd. on March 2, 2022.

Technology Roadmap

The Company plans to introduce its single-chip 84-qubit quantum computer in 2023, its 336-qubit multi-chip processor later in 2023, its 1,000+ qubit system in late 2025, and its 4,000+ qubit system in or after 2027. More detail on each anticipated milestone in the Company’s technology roadmap is provided below.

•	The single-chip 84-qubit quantum computer is expected to be based on the Company’s next-generation chip designed for higher fidelities and increased connectivity.

•	The 336-qubit multi-chip processor is expected to combine the anticipated improvements of the Company’s 84-qubit processor with the modular, multi-chip scaling technology of its Aspen-M machine.

•

Both the 1,000+ and 4,000+ qubit systems are expected to utilize the advantages of the Company’s multi-chip technology and next-generation architecture, similar to the Company’s expectations for its 336-qubit multi-chip system.

[2]

Adjusted EBITDA is a non-GAAP financial measure. For a description of Adjusted EBITDA and a reconciliation to net loss, the closest comparable GAAP financial measure, refer to “Non-GAAP Financial Measures” below and the reconciliation table at the end of this release.

This expected timeline and roadmap are based on several factors, which include the following considerations.

•	First, higher-than-anticipated labor, equipment, and system component expenses are leading to increases in the costs associated with system development.

•	Second, market and supply chain conditions have hampered the timely availability of input materials for the Company’s machines.

•

Third, the Company’s available working capital coming out of its business combination close was lower than anticipated, which has limited the Company’s ability to absorb these increased costs and timing factors.

Outlook

The Company expects total revenue for fiscal year 2022 to be between $12.0 million and $13.0 million and Adjusted EBITDA2 loss for fiscal year 2022 to be between $50.0 million and $53.0 million. This outlook takes into account several factors, including the following:

•

The primary factor to the Company’s revenue guidance is the combination of anticipated lower-than-expected new government contract opportunities and the timing of government funding and appropriations. Although the Company anticipates closing additional agreements in 2022, the Company believes these agreements will not have a material impact on its 2022 revenue.

•

The Company expects higher costs associated with equipment, system components, and labor in 2022 due to the expected persistence of global macro conditions, including inflation and supply chain disruptions, throughout at least the remainder of 2022.

•	The Company expects its non-GAAP expense profile to grow in line with its operational ramp up for the remainder of 2022.

•	Due to the current macro-economic environment, market volatility, lack of visibility, and broader uncertainty, the Company is not providing any financial guidance beyond 2022.

Recent Business Developments

•	The Company announced the establishment of its Revenue Organization on March 21, 2022. The Revenue Organization will oversee all revenue generating activities within Rigetti going forward.

•

Greg Peters has been appointed to the position of Chief Revenue Officer (CRO), effective March 14, 2022. As CRO, Peters is leading the Company’s global commercialization and growth efforts with the goal of expanding the Company’s QCaaS business in the public and private sectors. Peters has more than 30 years of prior experience in high technology roles at Hewlett-Packard, Agilent Technologies and Keysight Technologies.

•

Eric Ostby has been appointed to the position of Vice President of Product, effective April 12, 2022. As Product VP, Ostby will lead Rigetti QCS™ product and platform development to advance the Company’s QCaaS business in the public and private sectors. Ostby has more than a decade of experience in strategy development and product management at Google, Ingram Micro, and Boston Consulting Group. Most recently, Ostby served as Product Lead at Google for their quantum computing service and hardware development teams.

First Quarter 2022 Conference Call

Rigetti will host a conference call later today at 5:00 p.m. ET, or 2:00 p.m. PT, to discuss its first quarter 2022 financial results and business updates. The call will be hosted by Chad Rigetti, founder and CEO of Rigetti, and Brian Sereda, CFO of Rigetti. The dial-in numbers are as follows: (855) 688-2813 (U.S. and Canada) and (470) 495-9425 (International). The Conference ID is 2668672. Investors also can listen to a live audio webcast of the conference call by visiting the “Events” section of the Company’s Investor Relations website at https://investors.rigetti.com/. A replay of the conference call will be available at the same location following the conclusion of the call for one year.

About Rigetti Computing

Rigetti is a pioneer in full-stack quantum-classical computing. The Company has operated quantum computers over the cloud since 2017 and serves global enterprise, government, and research clients through its Rigetti Quantum Cloud Services platform. The Company’s proprietary quantum-classical infrastructure provides ultra-low latency integration with public and private clouds for high-performance practical quantum computing. Rigetti has developed the industry’s first multi-chip quantum processor for scalable quantum computing systems. The Company designs and manufactures its chips in-house at Fab-1, the industry’s first dedicated and integrated quantum device manufacturing facility. Rigetti was founded in 2013 by Chad Rigetti and today employs more than 160 people with offices in the United States, U.K., and Australia. Learn more at www.rigetti.com.

Cautionary Language Concerning Forward-Looking Statements

Certain statements in this communication may be considered forward-looking statements, including statements with respect to the Company’s outlook and expectations with respect to future revenue and expenses; expectations for the anticipated launch of the Company’s 84-qubit quantum computer, 336-qubit multi-chip processor, 1,000+ qubit system, and 4,000+ qubit system, including these systems’ timing and potential performance; expectations relating to the Company’s technology roadmap and the timing thereof; and expectations relating to growth of the business, including with respect to future potential government and commercial contracts, development activities and expansion of QCaaS. Forward-looking statements generally relate to future events and can be identified by terminology such as “pro forma,” “may,” “should,” “could,” “might,” “plan,” “possible,” “project,” “strive,” “budget,” “forecast,” “expect,” “intend,” “will,” “estimate,” “anticipate,” “believe,” “predict,” “potential,” “pursue,” “outlook,” “guidance” or “continue,” or the negatives of these terms or variations of them or similar terminology. Such forward-looking statements are subject to risks, uncertainties, and other factors which could cause actual results to differ materially from those expressed or implied by such forward-looking statements. These forward-looking statements are based upon estimates and assumptions that, while considered reasonable by Rigetti and its management, are inherently uncertain. Factors that may cause actual results to differ materially from current expectations include, but are not limited to: Rigetti’s ability to achieve milestones, technological advancements, including with respect to its roadmap, help unlock quantum computing, and develop practical applications; the potential of quantum computing; the ability of Rigetti to obtain government contracts and the availability of government funding; the ability of Rigetti to expand its QCaaS business; the success of Rigetti’s partnerships and collaborations; Rigetti’s ability to accelerate its development of multiple generations of quantum processors; the outcome of any legal proceedings that may be instituted against Rigetti or others with respect to the business combination or other matters; the ability to meet stock exchange listing standards; the risk that the business combination disrupts current plans and operations of Rigetti; the ability to recognize the anticipated benefits of the business combination, which may be affected by, among other things, competition, the ability of Rigetti to grow and manage growth profitably, maintain relationships with customers and suppliers and retain its management and key employees; costs related to the business combination and operating as a public company; changes in applicable laws or regulations; the possibility that Rigetti may be adversely affected by other economic, business, or competitive factors; Rigetti’s estimates of expenses and profitability; the evolution of the markets in which Rigetti competes; the ability of Rigetti to execute on its technology roadmap; the ability of Rigetti to implement its strategic initiatives, expansion plans and continue to innovate its existing services; the impact of the COVID-19 pandemic on Rigetti’s business; the expected use of proceeds of the business combination; the sufficiency of Rigetti’s cash resources; unfavorable conditions in Rigetti’s industry, the global economy or global supply chain, including financial and credit market fluctuations, inflation, increased costs, international trade relations, political turmoil, natural catastrophes, warfare (such as the ongoing military conflict between Russia and Ukraine and related sanctions against Russia), and terrorist attacks; and other risks and uncertainties set forth in the section entitled “Risk Factors” and “Cautionary Note Regarding Forward-Looking Statements” in the registration on Form S-4, the Company’s Form 8-K filed with the Securities and Exchange Commission (the “SEC”) on March 7, 2022, and in the Company’s Form 10-Q for the three months ended March 31, 2022 expected to be filed on May 16, 2022, and other documents filed by the Company from time to time with the SEC. These filings identify and address other important risks and uncertainties that could cause actual events and results to differ materially from those contained in the forward-looking statements.

Forward-looking statements speak only as of the date they are made. Readers are cautioned not to put undue reliance on forward-looking statements, and the Company assumes no obligation and does not intend to update or revise these forward-looking statements other than as required by applicable law. The Company does not give any assurance that it will achieve its expectations.

Non-GAAP Financial Measures

To supplement Rigetti’s financial results and guidance presented in accordance with U.S. generally accepted accounting principles (GAAP), the Company uses certain non-GAAP financial measures in this press release. In particular, the Company presents Adjusted EBITDA, which excludes from GAAP reported net loss certain items as detailed in the reconciliation table that follows, and non-GAAP operating expenses, which excludes from GAAP reported operating expenses certain items as detailed in the reconciliation table that follows. The Company believes that Adjusted EBITDA and non-GAAP operating expenses can provide useful measures for period-to-period comparisons of its business as they remove the impact of certain non-cash items and certain variable charges.

Investors should note that reconciliations of certain forward-looking or projected non-GAAP financial measures to their most comparable GAAP financial measures cannot be provided because the Company cannot do so without unreasonable efforts due to the unavailability of information needed to calculate reconciling items and due to the variability, complexity and limited visibility of comparable GAAP measures and the reconciling items that would be excluded from the non-GAAP financial measures in the future. Specifically, reconciliations of the components of projected Adjusted EBITDA to its most comparable GAAP financial measure is not provided because the quantification of projected stock-based compensation and change in fair value of assumed forward contract obligations are outside the Company’s control and cannot be reasonably calculated or predicted at this time without unreasonable efforts. Such unavailable information could be significantly impact future financial results and vary greatly between periods.

The Company believes that each of these non-GAAP financial measures provides useful supplementary information to, and facilitates additional analysis by, investors and analysts and that each of these non-GAAP financial measures, when considered together with the Company’s financial information prepared in accordance with GAAP, can enhance investors’ and analysts’ ability to meaningfully compare the Company’s results from period to period and to its forward-looking guidance and to identify operating trends in the Company’s business.

The Company’s management also regularly uses these non-GAAP financial measures internally to understand, manage and evaluate the Company’s business and to make operating decisions. Because these non-GAAP financial measures are important internal measurements for the Company’s management, the Company also believes that these non-GAAP financial measures are useful to investors and analysts since these measures allow for greater transparency with respect to key financial metrics the Company uses in assessing its own operating performance and making operating decisions. These non-GAAP financial measures are not meant to be considered in isolation or as a substitute for comparable GAAP measures; should be read in conjunction with the Company’s consolidated financial statements prepared in accordance with GAAP; have no standardized meaning prescribed by GAAP; and are not prepared under any comprehensive set of accounting rules or principles in the reconciliation tables that follow. In addition, from time to time in the future there may be other items that the Company may exclude for purposes of its non-GAAP financial measures; and the Company may in the future cease to exclude items that it has historically excluded for purposes of its non-GAAP financial measures. Likewise, the Company may determine to modify the nature of its adjustments to arrive at its non-GAAP financial measures. Because of the non-standardized definitions of non-GAAP financial measures, the non-GAAP financial measures as used by the Company in this press release and the accompanying tables have limits in their usefulness to investors and may be calculated differently from, and therefore may not be directly comparable to, similarly titled measures used by other companies.

Rigetti Computing, Inc.

Balance Sheet

As of March 31, 2022 and December 31, 2021

(In thousands, except for share and per share amounts)

	March 31,	December 31,
	2022	2021
	(Unaudited)
Assets
Current assets:
Cash	$206,626	$11,729
Accounts receivable	1,261	1,543
Prepaid expenses and other current assets	4,405	1,351
Forward contract – assets	2,740	—
Deferred offering costs	151	3,449

Total current assets	$215,183	$18,072

Property and equipment, net	23,943	22,497
Restricted cash	317	317
Other assets	1,083	165
Goodwill	5,377	5,377

Total assets	$245,903	$46,428

Liabilities, redeemable convertible preferred stock and stockholders’ deficit
Current liabilities:
Accounts payable	$3,453	$1,971
Accrued expenses and other current liabilities	5,230	3,806
Deferred revenue	519	985
Debt - current portion	2,365	575
Forward contract - liabilities	—	230

Total current liabilities	$11,567	$7,567
Debt - net of current portion	27,678	24,216
Derivative warrant liabilities	24,001	4,355
Contingent earn-out liabilities	16,949	—
Other liabilities	278	295

Total liabilities	$80,473	$36,433
Commitments and contingencies (Note 6)
Redeemable convertible preferred stock*, par value $0.0001 per share; 0 shares and 80,974,757 shares authorized at March 31, 2022 and December 31, 2021, respectively; 0 shares and 77,696,679 shares issued and outstanding at March 31, 2022 and December 31, 2021, respectively	—	81,523
Stockholders’ deficit:
New Rigetti Preferred Stock, par value $0.0001 per share; 10,000,000 shares and 0 shares authorized at March 31, 2022 and December 31, 2021, respectively ; 0 shares and 0 shares issued and outstanding at March 31, 2022 and December 31, 2021, respectively	—	—
Common stock*, par value $0.0001 per share; 1,000,000,000 shares and 134,050,472 shares authorized at March 31, 2022 and December 31, 2021, respectively; 113,810,285 shares and 18,221,257 shares issued and outstanding at March 31, 2022 and December 31, 2021	11	2
Additional paid-in capital	$382,959	$135,549
Accumulated other comprehensive gain	61	52
Accumulated deficit	(217,601)	(207,131)

Total stockholders’ deficit	$165,430	$(71,528)

Total liabilities, redeemable convertible preferred stock and stockholders’ deficit	$245,903	$46,428

*	Shares of preferred stock and common stock have been retroactively restated to give effect to the business combination.

Rigetti Computing, Inc.

Statements of Operations

For the Three Months Ended March 31, 2022 and 2021

(In thousands, except for share and per share amounts)

	Three Months Ended	Three Months Ended
	March 31,	March 31,
	2022	2021
	(Unaudited)
Revenue	$2,104	$2,360
Cost of revenue	414	273

Total gross profit	$1,690	$2,087
Operating expenses:
Research and development	$12,449	$6,934
Sales and marketing	1,475	312
General and administrative	11,560	2,521

Total operating expenses	$25,484	$9,767

Loss from operations	$(23,794)	$(7,680)

Other (expense) income, net:
Interest (expense) income, net	$(1,205)	$(77)
Change in fair value of derivative warrant liabilities	5,822	—
Change in fair value of earn-out liability	9,634	—
Transaction cost	(927)	—
Other expense	—	(30)

Total other (expense) income, net	$13,324	$(107)
Net loss before provision for income taxes	(10,470)	(7,787)
Provision for income taxes	—	—

Net loss	$(10,470)	$(7,787)

Net loss per share attributable to common stockholders - basic and diluted	$(0.20)	$(0.36)
Weighted average shares used in computing net loss per share attributable to common stockholders – basic and diluted*	53,691,948	21,847,581

*	Weighted-average shares have been retroactively restated to give effect to the business combination.

Rigetti Computing, Inc.

Statement of Cash Flows

For the Three Months Ended March 31, 2022 and 2021

(In thousands)

	Three Months Ended March 31,	Three Months Ended March 31,
	2022	2021

	(Unaudited)
Cash flows from operating activities
Net loss	$(10,470)	$(7,787)
Adjustments to reconcile net loss to net cash used in operating activities:
Depreciation and amortization	$1,390	$1,144
Stock-based compensation	11,481	597
Change in fair value of earnout liability	(9,634)	—
Change in fair value of derivative warrant liabilities	(5,822)	—
Change in fair value of forward contract – liability	(2,970)	—
Amortization of debt issuance costs	236	—
Accretion of debt end of term liabilities	46	—
Amortization of exit fee asset	47	—
Changes in operating assets and liabilities:
Accounts receivable	$282	$191
Prepaid expenses and other current assets	(3,054)	155
Other assets	(918)	(1)
Deferred revenue	(466)	(585)
Accounts payable	1,482	259
Accrued expenses and other current liabilities	2,606	334
Other liabilities	43	(102)

Net cash used in operating activities	$(15,721)	$(5,795)

Cash flows from investing activities
Purchases of property and equipment	(2,836)	(1,488)

Net cash used in investing activities	$(2,836)	$(1,488)

Cash flows from financing activities
Proceeds from Business Combination, net of transaction costs paid	$225,604	$—
Transaction costs paid directly by Rigetti	(16,731)	—
Proceeds from issuance of debt and warrants	5,000	12,000
Payments on debt issuance costs	(30)	—
Payment on loan and security agreement exit fees	(1,000)	—
Proceeds from issuance of common stock upon exercise of stock options and warrants	602	26

Net cash provided by financing activities	$213,445	$12,026

Effect of changes in exchange rate on cash and restricted cash	$9	$42
Net increase in cash and restricted cash	$194,897	$4,785
Cash and restricted cash at beginning of period	$12,046	$24,394

Cash and restricted cash at end of period	$206,943	$29,179

Supplemental disclosure of cash flow information:
Cash paid for interest	$878	$81
Supplemental disclosure of non-cash financing activity:
Fair value of loan and security agreement warrant liabilities	$2,691	$—
Fair value of earn-out liabilities	$26,583	$—
Fair value of private placement warrant liabilities	$22,487	$—

Rigetti Computing, Inc.

Reconciliation of Net Loss to Adjusted EBITDA

(In thousands)

	Three Months Ended March 31,	Three Months Ended March 31,
	2022	2021

Net loss	$(10,470)	$(7,787)
Excluding:
Depreciation	$1,390	$1,144
Stock compensation	11,481	597
Interest expense (net)	1,205	77
Change in fair value of derivative warrant liabilities	(5,822)	—
Change in fair value of forward contract agreement liability	(2,970)	—
Change in fair value of earn out liability	(9,634)	—
Merger-related transaction costs*	927	—

Adjusted EBITDA	$(13,893)	$(5,969)

*	Merger-related transaction costs are comprised of the allocation of certain legal, accounting and other costs related to the assets and liabilities acquired in the business combination.

Rigetti Computing, Inc.

Reconciliation of Operating Expenses to Non-GAAP Operating Expenses

(In thousands)

	Three Months Ended March 31,	Three Months Ended March 31,
	2022	2021

Operating Expenses	$25,484	$9,767
Excluding:
Depreciation	$(1,390)	$(1,144)
Stock compensation	(11,481)	(597)
Change in fair value of forward contract agreement liability	2,970	—

Non-GAAP Operating Expenses*	$15,583	$8,026

*	Non-GAAP operating expenses include an aggregate of $2.0 million in one-time bonuses to certain employees for the successful completion of the business combination.

Contact Information

Polly Pearson

Investor Relations

RGTI@investorrelations.com